 Exhibit 10.47

Glenn E. Fuller Executive Vice President, Chief Legal and Administrative Officer and Secretary Direct Line: 949.862.1392 Facsimile: 949.797.0484 glennf@autobytel.com

Effective as of September 17, 2010

Ralph Smith
[Personal Residence Address Redacted]

Re: Offer of Employment

Dear Ralph:

This letter confirms the terms and conditions upon which Autobytel Inc., a Delaware corporation (“Company”) is offering employment to you. Note that this offer of employment and your employment by the Company is contingent upon various conditions and requirements that must be completed prior to commencement of employment, which conditions and requirements are set forth below.

1. Employment.

(a) Effective as of the date you commence employment with the Company (“Commencement Date”), which date is anticipated to be September 17, 2010, the Company will employ you as Manager, Search Engine Marketing. In such capacity, you will report to such person as may be designated by the Company from time to time.

(b) Your employment is at will and not for a specified term and may be terminated by the Company or you at any time, with or without cause or good reason and with or without prior, advance notice. This “at-will” employment status will remain in effect throughout the term of your employment by the Company and cannot be modified except by a written amendment to this offer letter that is executed by both parties (which in the case of the Company, must be executed by the Company’s Chief Legal Officer) and that expressly negates the “at-will” employment status.

(c) You will be governed by all Company policies and procedures, as such policies and procedures may exist from time to time, generally applicable to all Company employees.

(d) Upon termination of your employment by either party, whether with or without cause or good reason, you will be entitled to receive only that portion of your compensation, benefits, reimbursable expenses and other payments and benefits required by applicable law or by the Company’s compensation or benefit plans, policies or agreements in which you participate and pursuant to which you are entitled to receive the compensation or benefits thereunder under the circumstances of and at the time of such termination (subject to and payable in accordance with the terms and conditions of such plans, policies or agreements). You agree to assist and cooperate (including, but not limited to, providing information to the Company and/or testifying in a proceeding) in the investigation and handling of any internal investigation, legislative matter, or actual or threatened court action, arbitration, administrative proceeding, or other claim involving any matter that arose during the period of your employment.  You shall be reimbursed for reasonable expenses actually incurred in the course of rendering such assistance and cooperation.  Your agreement to assist and cooperate shall not affect in any way the content of information or testimony provided by you.

2. Compensation, Benefits and Expenses.

(a) As compensation for the services to be rendered by you pursuant to this agreement, the Company hereby agrees to pay you at a Semi-Monthly Rate equal to Two Thousand Seven Hundred Eight Dollars and Thirty-Four Cents ($2,708.34). The Semi-Monthly Rate shall be paid in accordance with the normal payroll practices of the Company.

(b) You may participate in commission plans that may be adopted by the Company for you from time to time. Should such a commission plan be adopted for any period, your target commission opportunity, specific objectives and commission plan details will be set forth in a written commission plan and furnished to you. If your participation in any commission plan is less than a full Plan Term, your award for that Plan Term may be prorated for the period of time you were employed during the applicable Plan Term in the discretion of the Company. You understand that commission plans, their structure and components, specific target commission opportunities and objectives, and the achievement of objectives and payouts, if any, thereunder are subject to the Company’s sole discretion. You understand that commission plans may be modified, amended or terminated at any time by the Company.

(c) Subject to approval by the Company’s Board of Directors or a committee thereof, it is anticipated that upon commencement of employment you may be granted options to acquire shares of the Company’s common stock. The number of shares, exercise price, vesting, exercise, termination and other terms and conditions of these options shall be governed by and subject to the terms and conditions of the applicable stock option plan and stock option award agreement. The granting and exercise of such options are also subject to compliance with applicable federal and state securities laws.

 (d) You shall be entitled to participate in such ordinary and customary benefits plans afforded generally to persons employed by the Company at your level (subject to the terms and conditions of such benefit plans, your making of any required employee contributions required for your participation in such benefits, your ability to qualify for and satisfy the requirements of such benefits plans).

(e) You are solely responsible for the payment of any tax liability that may result from any compensation, payments or benefits that you receive from the Company. The Company shall have the right to deduct or withhold from the compensation due to you hereunder any and all sums required by applicable federal, state, local or other laws, rules or regulations, including, without limitation federal and state income taxes, social security or FICA taxes, and state unemployment taxes, now applicable or that may be enacted and become applicable during your employment by the Company.

3. Pre-Hire Conditions and Requirements. You have previously submitted an Application for Employment and a Consent to Conduct a Background Check. This offer of employment and your employment by the Company is contingent upon various conditions and requirements for new hires that must be completed prior to commencement of employment. These conditions and requirements include, among other things, the following:

(i) Successful completion of the Company’s background check.

(ii) Your execution and delivery of this offer letter together with the Company’s Employee Confidentiality and Non-Compete Agreement and Mutual Agreement to Arbitrate, the forms of which accompany this offer letter and which are hereby incorporated herein by reference. Please sign this offer letter and these other documents and return the signed original documents to me.

(iii) Your execution and delivery of your acknowledgment and agreement to the Company’s Employee Handbook, Securities Trading Policy, Code of Conduct and Ethics for Employees, Officer and Directors, and Sexual Harassment Policy. Upon your acceptance of this offer letter, you will be provided instructions how to access online, sign and return these documents.

(iv) Your compliance with all applicable federal and state laws, rules, regulation and orders, including (1) your execution and delivery of an I-9 Employment Eligibility Verification together with complying verification documents; and (2) your execution and delivery of a W-4 Employee’s Withholding Allowance Certificate. Upon your acceptance of this offer letter, you will be provided instructions how to access online, sign and return these documents.

The documents referenced in Sections 3(ii), (iii) and (iv) above are referred to herein as the “Standard Employee Documents.”

4. Prior Employment Requirements or Obligations. The Company requires that you comply with all terms and conditions of any employment or other agreements or legal obligations or requirements you may have with or owe to your current or former employers. In particular, the Company requires that you comply with the terms and conditions of any confidentiality or non-disclosure agreements, policies or other obligations You may owe your former employers, and Employee shall not disclose to the Company or provide the Company with copies of any confidential or proprietary information or trade secrets of any former employer. The Company expects that you will comply with any notification requirements relating to the termination of your employment with your current employer and will adjust the anticipated Commencement Date accordingly to accommodate any required notice period. By execution below, you represent and warrant to Company that your employment with the Company will not violate the terms and conditions of any agreement entered into by you prior to your employment with Company.

5. Amendments and Waivers. This agreement may be amended, modified, superseded, or cancelled, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power, or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any party of any right hereunder, nor any single or partial exercise of any rights hereunder, preclude any other or further exercise thereof or the exercise of any other right hereunder.

6. Notices. Any notice required or permitted under this agreement will be considered to be effective in the case of (i) certified mail, when sent postage prepaid and addressed to the party for whom it is intended at its address of record, three (3) days after deposit in the mail; (ii) by courier or messenger service, upon receipt by recipient as indicated on the courier's receipt; or (iii) upon receipt of an Electronic Transmission by the party that is the intended recipient of the Electronic Transmission. The record addresses, facsimile numbers of record, and electronic mail addresses of record for you are set forth on the signature page to this agreement and for the Company as set forth in the letterhead above and may be changed from time to time by notice from the changing party to the other party pursuant to the provisions of this Section 6. For purposes of this Section 6, "Electronic Transmission” means a communication (i) delivered by facsimile, telecommunication or electronic mail when directed to the facsimile number of record or electronic mail address of record, respectively, which the intended recipient has provided to the other party for sending notices pursuant to this Agreement and (ii) that creates a record of delivery and receipt that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

7. Choice of Law. This agreement, its construction and the determination of any rights, duties or remedies of the parties arising out of or relating to this agreement will be governed by, enforced under and construed in accordance with the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws of such state.

8. Severability. Each term, covenant, condition, or provision of this agreement will be viewed as separate and distinct, and in the event that any such term, covenant, condition or provision will be deemed to be invalid or unenforceable, the arbitrator or court finding such invalidity or unenforceability will modify or reform this agreement to give as much effect as possible to the terms and provisions of this agreement. Any term or provision which cannot be so modified or reformed will be deleted and the remaining terms and provisions will continue in full force and effect.

9. Interpretation. Every provision of this agreement is the result of full negotiations between the parties, both of whom have either been represented by counsel throughout or otherwise been given an opportunity to seek the aid of counsel. No provision of this agreement shall be construed in favor of or against any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof. Captions and headings of sections contained in this agreement are for convenience only and shall not control the meaning, effect, or construction of this agreement. Time periods used in this Agreement shall mean calendar periods unless otherwise expressly indicated.

10. Entire Agreement. This Agreement, together with the Standard Employee Documents, is intended to be the final, complete and exclusive agreement between the parties relating to the employment of you by the Company and all prior or contemporaneous understandings, representations and statements, oral or written, are merged herein. No modification, waiver, amendment, discharge or change of this agreement shall be valid unless the same is in writing and signed by the party against which the enforcement thereof is or may be sought.

11. Counterparts; Facsimile or PDF Signature. This agreement may be executed in counterparts, each of which will be deemed an original hereof and all of which together will constitute one and the same instrument. This agreement maybe executed by facsimile or PDF signature by either party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

This offer shall expire seven (7) calendar days from the date of this offer letter. Should you wish to accept this offer and its terms and conditions, please confirm your understanding of, agreement to, and acceptance of the foregoing by signing and returning to the undersigned the duplicate copy of this offer letter enclosed herewith.

Autobytel Inc., a Delaware corporation

By:	/s/ Glenn E. Fuller Glenn E. FullerEVP, Chief Legal and Administrative Officer and Secretary

Accepted and Agreed
as of the date
first written above:

/s/ Ralph Smith
Ralph Smith
[Personal Residence Address Redacted]

Autobytel Inc. Human Resources Department 18872 MacArthur Boulevard, Suite 200 Irvine, CA 92612-1400 Voice: (949) 225-4572

DATE:	Effective as of January 1, 2013
TO:	Ralph Smith
FROM:	Glenn Fuller – EVP, Chief Legal and Administrative Officer and Secretary
CC:	William Ferriolo – SVP, Consumer Acquisition
RE:	Promotion

It is a pleasure to inform you of your promotion to Sr. Director, Search Engine Marketing at Autobytel Inc. In this position you will continue to report to William Ferriolo, Senior Vice President, Consumer Acquisition. Following is a summary of your promotion.

New Position:	Sr. Director, Search Engine Marketing
Semi-monthly Rate:	$5,000 ($120,000 Approximate Annually)
Effective Date:	January 1, 2013
Annual Incentive
Opportunity:
You shall be entitled to participate in annual incentive compensation plans, if any, that may be adopted by the Company from time to time and that are afforded generally to persons employed by the Company at your position level (subject to the terms and conditions of any such annual incentive compensation plans). Should such an annual incentive compensation plan be adopted for any annual period, your target annual incentive compensation opportunity will be as established by the Company for each annual period, which may be up to 20% of your annualized rate (i.e., 24 X Semi-monthly Rate) based on achievement of objectives specified by the Company each annual incentive compensation period (which may include Company-wide performance objectives, divisional or department performance objectives and/or individual performance objectives, allocated between and among such performance objectives as the Company may determine). Specific annual incentive compensation plan details, target incentive compensation opportunity and objectives for each annual compensation plan period will be established each year. Awards under annual incentive plans may be prorated for a variety of factors, including time employed by the Company during the year, adjustments in base compensation or target award percentage changes during the year, and unpaid leaves. You understand that the Company’s annual incentive compensation plans, their structure and components, specific target incentive compensation opportunities and objectives, the achievement of objectives and the determination of actual awards and payouts, if any, thereunder are subject to the sole discretion of the Company’s Board of Directors, or a committee thereof.

Your promotion is conditioned upon your acceptance of the foregoing modifications to the terms and conditions of your employment with Autobytel Inc. If you accept these modifications to the terms of your employment, please acknowledge your acceptance in the space provided below.

As a reminder, your employment is at will and not for a specified term and may be terminated by the Company or you at any time, with or without cause or good reason and with or without prior, advance notice. This “at-will” employment status will remain in effect throughout the term of your employment by the Company and cannot be modified except by a written amendment to this promotion letter that is executed by both parties (which in the case of the Company, must be executed by the Company’s Chief Legal Officer) and that expressly negates the “at-will” employment status.

Please feel free to call if you have any questions.

Autobytel Inc.

/s/ Glenn Fuller
Glenn Fuller
EVP, Chief Legal and Administrative Officer and Secretary

Accepted and Agreed:

/s/ Ralph Smith
Ralph Smith

Autobytel Inc. Human Resources Department 18872 MacArthur Boulevard, Suite 200 Irvine, CA 92612-1400 Voice: (949) 225-4572

DATE:	Effective as of July 1, 2013
TO:	Ralph Smith
FROM:	Glenn Fuller – EVP, Chief Legal and Administrative Officer and Secretary
CC:	William Ferriolo – SVP, Consumer Acquisition
RE:	Promotion

It is a pleasure to inform you of your promotion to Vice President, Consumer Acquisitions at Autobytel Inc. In this position you will continue to report to William Ferriolo, Senior Vice President, Consumer Acquisitions. Following is a summary of your promotion.

New Position:	Vice President, Consumer Acquisitions
Semi-monthly Rate:	$5,208.34 ($125,000 Approximate Annually)
Effective Date:	July 1, 2013
Annual Incentive
Opportunity:
You shall be entitled to participate in annual incentive compensation plans, if any, that may be adopted by the Company from time to time and that are afforded generally to persons employed by the Company at your position level (subject to the terms and conditions of any such annual incentive compensation plans). Should such an annual incentive compensation plan be adopted for any annual period, your target annual incentive compensation opportunity will be as established by the Company for each annual period, which may be up to 30% of your annualized rate (i.e., 24 X Semi-monthly Rate) based on achievement of objectives specified by the Company each annual incentive compensation period (which may include Company-wide performance objectives, divisional or department performance objectives and/or individual performance objectives, allocated between and among such performance objectives as the Company may determine). Specific annual incentive compensation plan details, target incentive compensation opportunity and objectives for each annual compensation plan period will be established each year. Awards under annual incentive plans may be prorated for a variety of factors, including time employed by the Company during the year, adjustments in base compensation or target award percentage changes during the year, and unpaid leaves. You understand that the Company’s annual incentive compensation plans, their structure and components, specific target incentive compensation opportunities and objectives, the achievement of objectives and the determination of actual awards and payouts, if any, thereunder are subject to the sole discretion of the Company’s Board of Directors, or a committee thereof.

Your promotion is conditioned upon your acceptance of the foregoing modifications to the terms and conditions of your employment with Autobytel Inc. If you accept these modifications to the terms of your employment, please acknowledge your acceptance in the space provided below.

As a reminder, your employment is at will and not for a specified term and may be terminated by the Company or you at any time, with or without cause or good reason and with or without prior, advance notice. This “at-will” employment status will remain in effect throughout the term of your employment by the Company and cannot be modified except by a written amendment to this promotion letter that is executed by both parties (which in the case of the Company, must be executed by the Company’s Chief Legal Officer) and that expressly negates the “at-will” employment status.

Please feel free to call if you have any questions.

Autobytel Inc.

/s/Glenn Fuller
Glenn Fuller
EVP, Chief Legal and Administrative Officer and Secretary

Accepted and Agreed:

/s/Ralph Smith
Ralph Smith

Autobytel Inc. Human Resources Department 18872 MacArthur Boulevard, Suite 200 Irvine, CA 92612-1400 Voice: (949) 225-4572

DATE:	January 28, 2016
TO:	Ralph Smith
FROM:	Glenn Fuller – EVP, Chief Legal and Administrative Officer and Secretary
CC:	William Ferriolo - EVP, Chief Business Officer
RE:	Annual Incentive Compensation Target

It is a pleasure to inform you of your annual incentive compensation target. Following is a summary of your new employment compensation.

Position:	VP, Consumer Acquisition
Semi-monthly Rate:	$7,708.34 ($185,000 Approximate Annually)
Effective Date:	January 1, 2016
Annual Incentive
Opportunity:
You shall be eligible to participate in annual incentive compensation plans, if any, that may be adopted by the Company from time to time and that are afforded generally to persons employed by the Company at your employment level and position, geographic location and applicable department or operations within the Company (subject to the terms and conditions of any such annual incentive compensation plans). Should such an annual incentive compensation plan be adopted for any annual period, your target annual incentive compensation opportunity will be as established by the Company in its sole discretion for each annual period, which may be up to 35% your annualized rate (i.e., X Semi-monthly Rate) based on achievement of objectives specified by the Company each annual incentive compensation period (which may include Company-wide performance objectives; divisional, department or operations performance objectives and/or individual performance objectives, allocated between and among such performance objectives as the Company may determine) and subject to adjustment by the Company based on the Company’s evaluation and review of your overall individual job performance in the sole discretion of the Company. Specific annual incentive compensation plan details, target incentive compensation opportunity and objectives for each annual compensation plan period will be established each year. Awards under annual incentive plans may be prorated by the Company in its discretion for a variety of factors, including time employed by the Company during the year, adjustments in base compensation or target award percentage changes during the year, and unpaid time off. You understand that the Company’s annual incentive compensation plans, their structure and components, specific target incentive compensation opportunities and objectives, the achievement of objectives and the determination of actual awards and payouts, if any, thereunder are subject to the sole discretion of the Company. Awards, if any, under any annual incentive compensation plan shall only be earned by you, an payable to you, if you remain actively employed by the Company through the date on which award payouts are made by the Company under the applicable annual incentive compensation plan. You will not earn any such award if your employment ends for any reason prior to that date.

Your annual incentive compensation change is conditioned upon your acceptance of the foregoing modifications to the terms and conditions of your employment with Autobytel Inc. If you accept these modifications to the terms of your employment, please acknowledge your acceptance in the space provided below.

As a reminder, your employment is at will and not for a specified term and may be terminated by the Company or you at any time, with or without cause or good reason and with or without prior, advance notice. This “at-will” employment status will remain in effect throughout the term of your employment by the Company and cannot be modified except by a written amendment to this promotion letter that is executed by both parties (which in the case of the Company, must be executed by the Company’s Chief Legal Officer) and that expressly negates the “at-will” employment status.

Please feel free to call if you have any questions.

Autobytel Inc.

By: /s/ Glenn Fuller
Glenn Fuller
EVP, Chief Legal and Administrative Officer and Secretary

Accepted and Agreed:

/s/ Ralph Smith
Ralph Smith